EXHIBIT 10.1

ACCOUNTS RECEIVABLE FINANCING AGREEMENT

This Summary Disclosure is merely a summary of the attached Agreement provided for the convenience of the Client and the Client is urged to read the entire Agreement for all details.  In any conflict between this Summary Disclosure and the Agreement, the Agreement prevails.  Further, the Client understands that Crestmark assumes no responsibility for the accuracy of this Summary Disclosure, and is not liable for any conflict between this Summary Disclosure and the Agreement, absent gross negligence or willful misconduct.

SUMMARY DISCLOSURE
(all terms subject to the terms and conditions of this Agreement)

Initial Purchase Price (up to): Purchase Discount: Incremental Discount:	80% 1.25% for the first 30 days an additional 1.25% for each incremental 30 days

This AGREEMENT is entered into by and between HOTWELL SERVICES, INC., a(n) Delaware corporation, having its principal place of business at 1611 North Main Street, Suite A, North Canton, Ohio 44720 ("Client"), and CRESTMARK COMMERCIAL CAPITAL LENDING LLC located at 726 Highlandia Drive, Baton Rouge, Louisiana 70810 (hereinafter referred to as "Crestmark").

AGREEMENT

1. Purpose, Definitions and Construction.  The purpose of this Agreement and the financing provided herein is commercial in nature and is not for household, consumer, family and/or personal use.  The following terms have been given the following meanings:

1.1.  “Account Debtor” - the obligor on an Account.

1.2.  “Account Due Date” - with respect to a Purchased Account, thirty (30) calendar days from the date on which the Initial Purchase Price is paid.

1.3. “Accounts” - accounts (as defined in the Uniform Commercial Code) created by the Client.

1.4. “Agreement” - This Accounts Receivable Financing Agreement as modified or amended from time to time, and any exhibits or attachments to this Agreement.

1.5. “Avoidance Claim” - any claim that any payment received by Crestmark from or for the account of an Account Debtor is avoidable under the Bankruptcy Code or any other debtor relief statute.

1.6. “Crestmark” - see preamble.

1.7. “Crestmark Investment” - with respect to a Purchased Account, the sum of (i) the Initial Purchase Price, plus (ii) all past due fees and charges owed by Client to Crestmark relating to said Purchased Account.

1.8. “Crestmark Investment Percentage” - 100% less the Reserve Percentage.

1.9. “Clearance Days” – Three (3) calendar days.

1.10. “Client” - see Preamble.

1.11. “Closed” -a Purchased Account is closed upon the first to occur of (i) receipt of full payment by Crestmark or (ii) the unpaid balance has been charged to the Reserve Account by Crestmark pursuant to the terms hereof.

1.12. “Collateral” - all now owned and hereafter acquired personal property and fixtures, and proceeds thereof, (including proceeds of proceeds) including without limitation Accounts, Chattel Paper, Goods Inventory, Equipment, Instruments, including Promissory Notes, Investment Property, Documents, and General Intangibles.

1.13. “Early Termination Fee” - the sum of (i) all fees paid or payable by Client pursuant to Section 5 hereof in the ninety (90) day period preceding the date on which the termination is to be made, and (ii) all Purchase Discounts earned in the ninety (90) day period preceding the date on which the termination is to be made.

1.14.  “Eligible Account” - an Account which is not an Ineligible Account.

1.15. “Events of Default” - see Section 15.

1.16. “Exposed Payments” – Payments received by Crestmark from an Account Debtor which has become subject to a bankruptcy proceeding, to the extent such payments cleared said Account Debtor’s deposit account within ninety days of the commencement of said bankruptcy case.

1.17. “Ineligible Accounts” - Purchased Accounts:

1.17.1. that do not conform with the representations and warranties set forth in Section 12 of this Agreement;

1.17.2. or any portion thereof, for which payment has not been received by Crestmark, for any reason, within ninety (90) days of the date of invoice;

1.17.3. which are owned by Crestmark at the time that Client has committed an Event of Default hereunder.

1.18. “Initial Purchase Price” - the Purchase Price less the Reserve Percentage relating to that Purchased Account.

1.19. “Incremental Discount” - with respect to any Purchased Account which is unpaid in whole or in part, the product of the Incremental Discount Percent multiplied by the Net Face Amount of such Purchased Account.

1.20. “Incremental Discount Percent” – One and one-quarter percent (1.25%).

1.21. “Incremental Discount Period” - a thirty (30) day period.

1.22. “Invoice” – the document that evidences or is intended to evidence an Account.  Where the context so requires, reference to an Invoice shall be deemed to refer to the Account to which it relates.

1.23. “Maximum Crestmark Investment” - the product of the Net Face Amount of Purchased Accounts multiplied by the Crestmark Investment Percentage.

1.24. “Misdirected Payment Fee” - fifteen percent (15%) of the amount of any payment on account of a Purchased Account where said payment has been received by Client and not immediately delivered in kind or the proceeds paid by Client to Crestmark.

1.25. “Missing Notation Fee” – fifteen percent (15%) of the Net Face Amount.

1.26.  “Net Face Amount” - the gross amount of a Purchased Account, based on shortest selling terms, less all credits, discounts, and allowances to which the Account Debtor is entitled.

1.27. “Obligations” - all present and future obligations owing by Client to Crestmark, whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any Bankruptcy Case in which Client is a debtor, and all principal, interest, fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to Client or incurred by Crestmark in connection with this Agreement and/or the transaction(s) related thereto.

1.28. “Primary Defaults” - Events of default as set forth in Sections 15.1, 15.2, 15.4, or 15.7 herein.

1.29. “Purchase Discount” – One and one-quarter percent (1.25%).

1.30. “Purchase Price” - with respect to a Purchased Account, the product of (i) the Net Face Amount multiplied by (ii) 100% minus the Purchase Discount.

1.31. “Purchase Schedule” – a numbered schedule prepared by Crestmark listing those Accounts purchased by Crestmark from Client.

1.32. “Purchased Account” - an Account which has been purchased by Crestmark from Client hereunder.

1.33.  “Reserve Account” - an account established in the records of Crestmark (and not a segregated or separate account), representing the difference between the Crestmark Investment and the Net Face Amount of Purchased Accounts.

1.34. “Reserve Percentage” – Eighteen and three-quarters percent (18.75%).

1.35. “Settlement Amount”- payments received by Crestmark as proceeds of Purchased Accounts listed on a Purchase Schedule in excess of the Crestmark Investment relating thereto.

2. Sale and Acceptance of Accounts.

2.1. The Client may tender to Crestmark for purchase pursuant to this Agreement certain of its Accounts by delivering to Crestmark copies of the Invoices or the original Invoices and any additional backup documentation relating thereto as directed by Crestmark.

2.2. Crestmark will conduct such examination and verification of the Accounts, and such credit investigation of the Account Debtors, as it considers necessary or desirable, and will notify the Client as to which of the individual Accounts tendered by the Client, if any, Crestmark elects to purchase from the Client.  Crestmark shall have the absolute right, in its sole discretion, to reject any or all of the Accounts tendered to it by the Client, irrespective of whether or not Crestmark has previously purchased Accounts from the Client or has purchased Accounts of any particular Account Debtor.

2.3. Those Accounts which Crestmark elects to purchase from the Client shall be listed in a Purchase Schedule sent by Crestmark to Client.  Client shall have been deemed to have sold to Crestmark, and Crestmark shall be deemed to have purchased all right, title, and interest of the Client in and to the Accounts listed on the Purchase Schedule.

3. Payment of Purchase Price.

3.1. The Initial Purchase Price for each Purchased Account, less any amounts due by Client to Crestmark hereunder, shall be paid to the Client in immediately available funds at the time of purchase.

3.2. Client shall not permit the Crestmark Investment to exceed the Maximum Crestmark Investment, and any such excess shall be paid by Client to Crestmark on demand.

4. Reserve Account.

4.1. Refund of Reserve Account.  At Crestmark’s discretion, Crestmark shall pay the Settlement Amount to Client, net of any amount due to Crestmark by Client hereunder.

4.2. Crestmark may reduce the Reserve Account by any amounts due from Client to Crestmark hereunder.

4.3. Crestmark may increase the Reserve Account at any time without notice if in the exercise of its reasonable discretion such increase is necessary to reflect events, conditions, contingencies or risks which do or may affect the value of the Collateral or Client’s ability to perform its obligations hereunder.

4.4. Crestmark may pay any amounts due Client hereunder by a credit to the Reserve Account;

4.5. Upon termination of this agreement, Crestmark may retain the Reserve Account unless and until Client has executed and delivered to Crestmark a general release in the form of Exhibit A hereto.

4.6. Exposed Payments.

4.6.1. Upon termination of this Agreement, Client shall pay to Crestmark (or Crestmark may retain), to hold in a non-segregated non-interest bearing account, the amount of all Exposed Payments (the “Preference Reserve”).

4.6.2. Crestmark may charge the Preference Reserve with the amount of any Exposed Payments which Crestmark pays to the bankruptcy estate of the Account Debtor which made the Exposed Payment, on account of a claim asserted under Section 547 of the Bankruptcy Code.

4.6.3. Crestmark shall refund to Client from time to time that balance of the Preference Reserve for which a claim under Section 547 of the Bankruptcy Code can no longer be asserted due to the passage of the statute of limitations, settlement with the bankruptcy estate of the Account Debtor or otherwise.

5. Fees.

5.1. Incremental Discount.  Client shall pay to Crestmark, when a Purchased Account is Closed, the Incremental Discount computed at the end of each Incremental Discount Period (or portion thereof) relating to a Purchased Account from the Account Due Date until the date Closed.

5.2. Misdirected Payment Fee.  Client shall pay any Misdirected Payment Fee to Crestmark, immediately upon accrual.

5.3. Missing Notation Fee.  Client shall pay the Missing Notation Fee on any Account that is sent by Client to an Account Debtor which does not contain the notice as required by Section 8.1 hereof, immediately upon accrual.

6. Clearance Days.  For all purposes under this Agreement, Clearance Days will be added to the date on which Crestmark receives any payment.

7. Repurchase of Accounts.  Crestmark may require that Client repurchase, by payment of the Crestmark Investment, on demand, or, at Crestmark's option, by Crestmark's charge to the Reserve Account:

7.1. Any Purchased Account which becomes an Ineligible Account;

7.2. Any Purchased Account, the payment of which has been disputed by the Account Debtor obligated thereon, Crestmark being under no obligation to determine the bona fides of such dispute;

7.3. Any Purchased Account for which Client has breached its warranty under Section 12 hereunder;

7.4. Any Purchased Account owing from an Account Debtor which in Crestmark’s reasonable credit judgment has become insolvent; and

7.5. All Purchased Accounts upon the occurrence of an Event of Default or upon the termination date of this Agreement.

8. Collection of Accounts; Special Power of Attorney.

8.1. Client shall direct the Account Debtors on Accounts to make payment as directed by Crestmark by providing such notation on an Invoice as Crestmark shall direct.

8.2. Any payments from Account Debtors received by Client contrary to payment instructions given to such Account Debtors shall be delivered in kind to Crestmark immediately upon receipt.

8.3. Client hereby grants Crestmark an irrevocable power of attorney (which, being coupled with an interest, is irrevocable) for the purpose of acting on Client’s behalf to:

8.3.1. endorse or sign Client’s name on any checks or other instruments which come into Crestmark’s possession with respect to Accounts;

8.3.2. negotiate, transfer, deposit, and otherwise deal with such checks or other instruments as the sole owner thereof; and

8.3.3. to settle, compromise, enforce and attempt to collect any Purchased Account or, after the occurrence of an Event of Default, any Account.

8.4. After an Event of Default, Client hereby grants Crestmark an irrevocable power of attorney (which, being coupled with an interest, is irrevocable) for the purpose of acting on Client’s behalf to change the address for the delivery of mail to Crestmark’s address and to receive and open mail addressed to Client.

8.5. In granting this Power of Attorney, Client hereby cancels and revokes all previous powers of attorney in respect of the matters comprised herein which have been granted to any other person.

9. Security Interest.

9.1. As collateral securing the Obligations, Client grants to Crestmark a continuing first priority security interest in and to the Collateral.

9.2. Notwithstanding the creation of the above security interest, the relationship of the parties shall be that of purchaser and seller of accounts, and not that of lender and borrower.

10. Affirmative Covenants.

10.1. Client shall provide Crestmark with:

10.1.1. copies of Client’s bank deposit records periodically, if requested by Crestmark;

10.1.2. Client’s financial statements within thirty (30) days of the close of the Client’s prior calendar month, which shall be certified by a responsible officer of Client.  Any supporting detail which Crestmark may request in connection with its review and analysis of the monthly financial statements of Client shall be furnished to Crestmark upon request.

10.2. Client shall allow Crestmark to enter Client’s premises during normal business hours to perform its review of Client’s records relating to the Collateral, or for any other purpose reasonably necessary to facilitate this Agreement.

10.3. Client shall pay when due all payroll and other taxes, and shall provide proof thereof to Crestmark in such form as Crestmark shall reasonably require.

11. Notification to Account Debtors.  Crestmark may at any time give notice to Account Debtors that payments on Accounts shall be made directly to Crestmark.  Such notice may be in the form of Exhibit “B” hereto.  Client will execute a letter in the form of Exhibit “C” hereto in support thereof.

12. Representations and Warranties.

12.1. Client expressly warrants, represents and covenants as follows:

12.1.1. Client shall immediately notify Crestmark in writing upon it acquiring any facts which would cause a Purchased Account to become an Ineligible Account;

12.1.2. Client has good and indefeasible clear title to the Collateral and has the right, power and authority, subject to all applicable governmental regulations, to sell Purchased Accounts hereunder, and to grant a security interest in the Collateral to Crestmark;

12.1.3. the Collateral is not subject to, and is free and clear of, any lien, claim, pledge, security interest or encumbrance of any kind;

12.1.4. Client is properly licensed and authorized to operate its business under all applicable State and Federal laws in the name designated for Client on the signature page of this Agreement;

12.1.5. Client will not assign, pledge, subordinate, give a security interest in or otherwise transfer any Collateral to any entity other than Crestmark or its assigns;

12.1.6. this Agreement is binding upon Client as well as upon Client’s successors, representatives and assigns, and is legally enforceable in accordance with its terms;

12.1.7. Client will record its sale of Purchased Accounts to Crestmark and make notations recording such sales in its accounting records and books.  Client hereby binds itself, its successor and assigns to warrant and forever defend title in and to the Collateral unto Crestmark, its successors and assigns, against any and every person whomsoever may assert any claim to the Collateral or any part thereof.

12.1.8. The Purchased Accounts are and will remain:

12.1.8.1. bona fide existing obligations created by the sale and delivery of goods or the rendition of services in the ordinary course of Client’s business;

12.1.8.2. unconditionally owed and will be paid to Crestmark without defenses, disputes, offsets, counterclaims, or rights of return or cancellation;

12.1.8.3. not sales to any entity which is affiliated with Client or in any way not an “arms length” transaction.

12.1.9. Client has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding Purchased Accounts.

12.2. The foregoing representations, covenants and warranties will run to the benefit of Crestmark’s successors and assigns and will be continuing in nature and will remain in full force and effect until all obligations and sums owing to Crestmark by Client have been fully performed, paid and satisfied, whether or not this Agreement is canceled or terminated.  Client does hereby bind itself, its successors and assigns, to indemnify and hold Crestmark (and its successors and assigns) harmless from any and all cost incurred by Crestmark and its successors and assigns, including attorney’s fees and court costs, for breach of any warranty expressed in this Section.

13. ACH Authorization.  In order to satisfy any of the Obligations, Crestmark is hereby authorized by Client to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Client wherever located.

14. Avoidance Claims.

14.1. Client shall indemnify Crestmark from any loss arising out of the assertion of any Avoidance Claim and shall pay to Crestmark on demand the amount thereof.

14.2. Client shall notify Crestmark within two (2) business days of it becoming aware of the assertion of an Avoidance Claim.

14.3. This Section 14 shall survive termination of this Agreement.

15. Events of Default.  Client will be in default of this Agreement upon the happening of any of the following events (herein called “Events of Default”):

15.1. the failure by Client to pay any sums due to Crestmark;

15.2. the happening of any event which results in the creation of a Misdirected Payment Fee;

15.3. the failure by Client to provide any reports or other information to Crestmark as required hereunder;

15.4. the denial to Crestmark of access to Client’s premises or records as required herein;

15.5. the breach of any warranty, covenant or representation made herein or in connection herewith;

15.6. the commencement of any insolvency or debtor-relief proceeding by or against Client;

15.7. Client’s failure to pay any State or Federal tax when due;

15.8. The Client or any present or future guarantor of the Obligations becoming indicted or the target of any criminal investigation by any law enforcement authority, or the service of a subpoena or other discovery on the Client in connection with any claim asserted against the Client or any guarantor by any governmental authority;

15.9. A sale, hypothecation or other disposition is made of twenty percent (20%) or more of the beneficial interest in any class of voting stock of Client, without the written consent of Crestmark.

16. Remedies.

16.1. Upon the occurrence of a Primary Default, or an Event of Default other than a Primary Default which has not been cured within three (3) business days after notice by Crestmark to Client, Crestmark may:

16.1.1. elect to declare any and all Purchased Accounts to be Ineligible Accounts;

16.1.2. declare that all Obligations are immediately due and payable without notice and without opportunity for cure;

16.1.3. commence and effect collection of any and all Collateral by whatever means Crestmark deems reasonable and necessary, without recourse to judicial proceedings against Client. Client expressly relieves and releases Crestmark and its assigns, as the secured party, of any and all liability or responsibility whatever which might arise because of Crestmark's or its assign's failure to enforce by judicial process, or otherwise, any Account, or because of its failure to give any notice or make any demand with regard thereto.

16.2. Crestmark shall have all rights and remedies of a secured party under applicable law, including the right to enter, during normal business hours, upon the premises where any Collateral is located and take immediate possession of such Collateral and remove same from such premises.

16.3. To the extent deemed reasonably necessary by Crestmark to aid in the collection of the Collateral, Crestmark will have the right to the use of any computer hardware, software, account ledgers, books, records, files and computer disks used by Client pertaining to the Collateral.

16.4. Crestmark may avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for collection of said sums due and the enforcement of the covenants, warranties and representations herein and resort to any one or combination of such remedies provided hereunder will not prevent the concurrent or subsequent employment of any other appropriate remedy.

17. Survival.  All representations, warranties and agreements herein contained on the part of Client shall be effective so long as Obligations remain outstanding.

18. Severability of Provisions.  In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

19. Amendment and Waiver.  This Agreement shall not be changed, modified, amended, or terminated except by a writing duly executed by Crestmark and Client.

20. No Waiver.  No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Crestmark may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver of any breach or default of Client hereunder be deemed a waiver of any default or breach subsequently occurring.  All rights and remedies granted to Crestmark hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy.  The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Crestmark would otherwise have.  Any waiver, permit, consent or approval by Crestmark of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

21. Successors and Assigns.

21.1. This Agreement shall be binding upon and inure to the benefit of Crestmark, Client, and their respective successors and assigns.

21.2. Crestmark may assign its rights and delegate its duties hereunder.  Upon such assignment, Client shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Crestmark.

22. Waiver of Statute of Limitations.  Client waives the pleading of any statute of limitations with respect to any and all actions in connection herewith.

23. Jurisdiction and Venue.  Client hereby irrevocably agrees that all actions and proceedings arising out of or in any way connected with this Agreement shall be litigated in courts having situs within the City of Baton Rouge, State of Louisiana, and Client hereby consents and submits to the jurisdiction of any local, state or federal court located within said jurisdiction.  Client hereby irrevocably appoints and designates the Secretary of State of Louisiana as Client's true and lawful attorney and duly authorized agent for acceptance of service of legal process.  Client agrees that service of such process upon such person shall constitute personal service of such process upon Client.  Client hereby waives any right it may have to transfer or change the venue of any litigation arising out of or in any way connected with this Agreement.

24. Waiver of Trial by Jury.  IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

25. Costs and Expenses.

25.1. Client agrees to reimburse Crestmark for all costs and expenses, including attorneys' fees, which Crestmark has incurred or may incur in:

25.1.1. negotiating, preparing, administering or enforcing this Agreement and any documents prepared in connection herewith;

25.1.2. protecting, monitoring, preserving or enforcing any lien, security interest or other right granted by Client to Crestmark (including travel expenses of Crestmark’s employees and agents), or arising under applicable law, whether or not suit is brought,

25.1.3. connection with any federal or state insolvency proceeding commenced by or against Client, including those (i) arising out of the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (iii) opposing confirmation of Client's plan thereunder;

25.1.4. connection with Client's sale of the Purchased Accounts and the grant of a security interest in and to the Collateral (and other accounts receivable) to Crestmark, filing fees, public records searches, and other expenses directly related to the sale of the Accounts and the perfection of the security interest.  All such direct out-of-pocket expenses incurred by Crestmark shall be reimbursed by Client to Crestmark on demand.

25.2. All such costs and expenses which have been incurred on or prior to the execution hereof shall be paid contemporaneously with the execution hereof.  Any such costs and expenses incurred subsequent to the execution hereof shall become part of the Obligations when incurred.

26. Term; Termination.

26.1. This Agreement will be effective for an initial term of one (1) year, commencing with the Effective Date as set forth below and will continue thereafter automatically renewing annually unless terminated by either party upon written notice of termination sent not less than thirty (30) nor more than ninety (90) days prior to the next anniversary date hereof specifying such party's intention to terminate this Agreement on the next anniversary date.

26.2. Early Termination Fee.  In the event that Client seeks to terminate this Agreement other than as set forth in Section 26.1 above, Client shall pay the Early Termination Fee to Crestmark as a condition to Crestmark's consent thereto.

26.3. No termination of this Agreement will in any way affect or impair any right of Crestmark arising prior thereto or by reason thereof, nor will any such termination relieve Client of any duty to Crestmark under, nor deny Crestmark any benefit from, this Agreement or otherwise until all of Obligations have been fully discharged.

26.4. No Lien Termination Without Release.  In recognition of Crestmark’s right to have its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Client, Crestmark shall not be required to record any terminations or satisfactions of any of its liens on the Collateral unless and until Client and all guarantors of its obligations have executed and delivered to Crestmark a general release in the form of Exhibit A hereto.  Client understands that this provision constitutes a waiver of its rights under §9-513 of the UCC.

27. State Law; Jurisdiction.   This Agreement is accepted, made and will be governed by the laws of the State of Louisiana without regard to conflict of laws principles. All sums due hereunder are payable in the State of Louisiana. Venue and jurisdiction will be exclusively in the state district courts of the Parish of East Baton Rouge, State of Louisiana. Both parties waive their right to trial by jury and agree to submit all disputed issues to the judge of any court in which any litigation is pending.

28. Miscellaneous.   This Agreement sets forth the entire agreement and understanding between the parties relating to the subject matter herein and merges all prior discussion between them. Client may not assign any of its rights or obligations hereunder without the prior written consent of Crestmark; however, Crestmark may assign any of its rights and remedies. All notices pursuant to the Agreement must be in writing and will be deemed given when (1) mailed postage prepaid by certified or registered mail, return receipt requested, or (2) courier delivered personally to the party concerned at the address set forth herein, or (3) facsimile transmitted to the party concerned at the telecopier number given by the respective party. The provisions of this Agreement are severable and if any of these provisions will be held by any court of competent jurisdiction to be unenforceable, void or voidable, such holding will not affect or impair any other provision hereof. Crestmark may assign its rights and remedies including assignments for financing and/or collateralization purposes. Client consents to Crestmark or its assignees conducting a comprehensive due diligence review and financial history investigation relating to Client. This Agreement may be modified or amended only in writing signed by both parties.

29. USA Patriot Act Notification. – The following notification is provided to Client pursuant to Section 3265 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan or other extension of credit.  Crestmark will ask for the name, address, date of birth, and other information that will allow Crestmark to identify all of Client’s owners.  Crestmark will also ask for a copy of each owner’s driver’s license or other identifying documents.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the respective authorized officers of the parties have executed this Agreement effective as of the date hereof.

Accepted in Baton Rouge, Louisiana this
27 day of March, 2009.

CRESTMARK COMMERCIAL CAPITAL LENDING LLC By: /s/ Patrick Haney Print Name: Patrick Haney Title: President	HOTWELL SERVICES, INC. By: /s/ Daniel R. Coffee Print Name: Daniel R. Coffee Title: VP

Effective Date:   March 27, 2009